CONSENT  OF  INDEPENDENT  ACCOUNTANTS

TO  THE  BOARD  OF  DIRECTORS  OF  CALVERT  NEW  WORLD  FUND,  INC.:

WE CONSENT TO THE INCORPORATION BY REFERENCE IN POST-EFFECTIVE AMENDMENT NO. 7 TO THE REGISTRATION STATEMENT OF CALVERT NEW AFRICA FUND (THE "FUND") ON FORM N1A (FILE NUMBER 811-8924 AND 33-87744) OF OUR REPORT DATED APRIL 28, 2000, ON OUR AUDIT OF THE FINANCIAL STATEMENTS AND FINANCIAL HIGHLIGHTS OF THE FUND, WHICH IS INCLUDED IN THE ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED MARCH 31, 2000, WHICH ARE INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT. WE ALSO CONSENT TO THE REFERENCE OF OUR FIRM UNDER THE CAPTION "FINANCIAL HIGHLIGHTS" IN THE PROSPECTUS AND "INDEPENDENT ACCOUNTANTS" IN THE STATEMENT OF ADDITIONAL INFORMATION.

BALTIMORE,  MARYLAND
JULY  26,  2000